UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

0-3576 (Commission File Number)	58-0869052 (IRS Employer Identification Number)

2500 Windy Ridge Parkway, Atlanta, Georgia (Address of principal executive offices)	30339-5683 (Zip Code)

(770) 955-2200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On October 21, 2004, pursuant to a purchase and sale agreement dated August 31, 2004, Wildwood Associates, a joint venture in which Cousins Properties Incorporated has a 50% ownership interest, sold two office buildings and approximately 15 acres of stand- alone retail sites under ground leases. The joint venture sold the 635,000 square foot 2300 Windy Ridge Parkway office building, the 698,000 square foot 3200 Windy Hill Road office building, and eight ground leases with lessees including Houston’s, Wachovia, and T.G.I. Friday’s. All of the properties are in Atlanta, Georgia. The sales price to Wildwood was $247.5 million of cash consideration and debt assumption, and the purchasers are affiliates of UBS Realty Investors LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004	COUSINS PROPERTIES INCORPORATED

	By:	/s/ James A. Fleming James A. Fleming Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)